Exhibit 3.33(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 12/31/2002
020811649 – 3609589

CERTIFICATE OF FORMATION

OF

SELECTPLUS, LLC

The undersigned natural person of the age of eighteen (18) years or more, being an authorized person under the Delaware Limited Liability Company Act, hereby executes this Certificate of Formation.

1.             NAME.  The name of the limited liability company is SELECTPLUS, LLC.

2.             REGISTERED OFFICE.  The address of the limited liability company’s registered office is 1209 Orange Street, Wilmington, Delaware 19801.

3.             REGISTERED AGENT.  The name and address of the limited liability company’s registered agent is the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of SELECTPLUS, LLC this 30th day of December, 2002.

By:	/s/ Phillip H. Watts
Phillip H. Watts
Authorized Person

CERTIFICATE OF AMENDMENT

OF

SELECTPLUS, LLC

1.   The name of the limited liability company is SELECTPLUS, LLC.

2.   The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is SelectPlus Oncology, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of SELECTPLUS, LLC this 7th day of January, 2003.

/s/ Phillip H. Watts
Phillip H. Watts
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:30 AM 01/09/2003
030015727 – 3609589